UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. )

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First Federal Bancshares of Arkansas, Inc.
(Name of Registrant as Specified In Its Charter)

Not Applicable
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May 29, 2014

Dear Shareholder:

You are cordially invited to attend the Annual Meeting of Shareholders of First Federal Bancshares of Arkansas, Inc.  The Annual Meeting will be held at 900 South Shackleford Rd., Suite 401, Little Rock, Arkansas 72211, on Friday, June 27, 2014 at 11:00 a.m., Central Time.  The matters to be considered by shareholders at the Annual Meeting are described in the accompanying materials.

It is very important that you be represented at the Annual Meeting regardless of the number of shares you own or whether you are able to attend the Annual Meeting in person.  We urge you to mark, sign, and date your proxy card as soon as possible and return it in the envelope provided, even if you plan to attend the Annual Meeting.  This will not prevent you from voting in person, but will ensure that your vote is counted if you are unable to attend.  For the reasons set forth in the attached proxy statement, the Board of Directors unanimously recommends that you vote “FOR” each of the director nominees named in the accompanying materials and the ratification of the appointment of BKD, LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2014.

Your continued support of and interest in First Federal Bancshares of Arkansas, Inc. are sincerely appreciated.

Sincerely,

/s/ Christopher M. Wewers

Christopher M. Wewers
President and Chief Executive Officer

FIRST FEDERAL BANCSHARES OF ARKANSAS, INC.

1401 Highway 62-65 North

Harrison, Arkansas  72601

(870) 741-7641

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

To Be Held on June 27, 2014

NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of First Federal Bancshares of Arkansas, Inc. (the “Company”) will be held at the Company’s executive office located at 900 South Shackleford Rd., Suite 401, Little Rock, Arkansas 72211, on Friday, June 27, 2014 at 11:00 a.m., Central Time, for the following purposes, all of which are discussed in greater detail in the accompanying proxy statement:

(1)	To elect up to eleven director nominees named in the accompanying proxy statement to the Company’s Board of Directors;

(2)	To ratify the appointment of BKD, LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2014; and

(3)	To transact such other business as may properly come before the meeting or any adjournment thereof.

The Board of Directors has fixed May 13, 2014 as the record date for the determination of shareholders entitled to receive notice of and to vote at the Annual Meeting. Only those shareholders of record as of the close of business on that date will be entitled to vote at the Annual Meeting.

BY ORDER OF THE BOARD OF DIRECTORS
/s/ John T. Adams
John T. Adams
Secretary

Little Rock, Arkansas

May 29, 2014

IMPORTANT

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON JUNE 27, 2014: The Company’s Proxy Statement for this Annual Meeting of Shareholders and Annual Report on Form 10-K for the year ended December 31, 2013 are available over the Internet at www.cfpproxy.com/7001.

YOU ARE CORDIALLY INVITED TO ATTEND THE ANNUAL MEETING.  IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED REGARDLESS OF THE NUMBER YOU OWN.  EVEN IF YOU PLAN TO BE PRESENT, YOU ARE URGED TO COMPLETE, SIGN, DATE AND RETURN THE ENCLOSED PROXY CARD PROMPTLY IN THE ENVELOPE PROVIDED.  IF YOU ARE THE RECORD OWNER OF YOUR SHARES AND YOU ATTEND THE MEETING, YOU MAY VOTE EITHER IN PERSON OR BY PROXY.  IF YOUR SHARES ARE HELD BY A BROKER, BANK OR OTHER NOMINEE AND YOU WISH TO VOTE AT THE MEETING IN PERSON, YOU MUST OBTAIN FROM THE RECORD HOLDER OF YOUR SHARES AND BRING WITH YOU A PROXY FROM THE RECORD HOLDER ISSUED IN YOUR NAME.

Board Recommendation	17
EXECUTIVE COMPENSATION	18
Summary Compensation Table	18
Outstanding Equity Awards At Fiscal Year-End	19
401(k) Plan	19
Director Compensation	20
SHAREHOLDER PROPOSALS	20
SHAREHOLDER COMMUNICATIONS WITH THE BOARD OF DIRECTORS	21
ANNUAL REPORTS	21
OTHER MATTERS	21

ii

FIRST FEDERAL BANCSHARES OF ARKANSAS, INC.

PROXY STATEMENT

ANNUAL MEETING OF SHAREHOLDERS

To be held on June 27, 2014

This proxy statement is being furnished to holders of common stock, $.01 par value per share, of First Federal Bancshares of Arkansas, Inc. (the “Company”), the holding company of First Federal Bank.  Proxies are being solicited on behalf of the Board of Directors of the Company to be used at the Annual Meeting of Shareholders (the “Annual Meeting”) to be held at the Company’s executive office located at 900 South Shackleford Rd., Suite 401, Little Rock, Arkansas 72211, on June 27, 2014 at 11:00 a.m., Central Time, for the purposes set forth in the Notice of Annual Meeting of Shareholders.  The Company intends to deliver copies of the definitive proxy statement for the Annual Meeting to shareholders on or about May 29, 2014.

ABOUT THE ANNUAL MEETING OF SHAREHOLDERS

What is the purpose of the Annual Meeting?

At the Annual Meeting, shareholders will consider and vote on: (i) the election of directors, (ii) the ratification of our independent registered public accounting firm, and (iii) such other business as may properly come before the meeting or any adjournment thereof.

Who is entitled to vote?

Only our shareholders of record at the close of business on the record date for the meeting, May 13, 2014, are entitled to vote at the Annual Meeting.  On the record date, we had 20,046,031 shares of common stock issued and outstanding.

Can I access the Company’s proxy materials and annual report electronically?

Yes. This proxy statement and our annual report on Form 10-K for the year ended December 31, 2013 are available online at www.cfpproxy.com/7001.

How do I vote?

If your shares are registered in your name, meaning you are the record holder of your shares, you may vote in person at the Annual Meeting or by proxy without attending the meeting.  Record holders may mark, sign, date, and mail the proxy card you received from the Company in the return envelope provided.  If you vote by submitting a proxy card, your shares will be voted at the Annual Meeting in accordance with your instructions.  If you sign and return the proxy card but do not give any instructions on some or all of the proposals, your shares will be voted by the persons named in the proxy card on all uninstructed proposals in accordance with the recommendations of the Board of Directors given below.

Proxies solicited hereby may be exercised only at the Annual Meeting and any adjournment of the Annual Meeting and will not be used for any other meeting.

If your shares are held in “street name” by a bank, broker, custodian or other nominee, such bank, broker, custodian or other nominee is deemed the record holder of your shares. If you wish to vote in person at the meeting, you must obtain from your bank, broker, custodian or other nominee, and bring with you to the meeting, a proxy from such record holder issued in your name. If you do not plan to vote in person at the Annual Meeting, please mark, date, sign, and return the voting instruction form you received from your bank, broker, custodian or other nominee with this proxy statement.  As indicated on the form or other documentation provided by your bank, broker, custodian or other nominee, you may have the choice of voting your shares over the Internet or by telephone as instructed by your bank, broker, custodian or other nominee.  To do so, follow the instructions on the form you received from your bank, broker, custodian or other nominee.

 If my shares are held in street name by my broker, can my broker vote my shares without instructions from me?

Under New York Stock Exchange Rule 452, which governs all brokers (including those holding NASDAQ-listed securities), brokers are entitled to vote shares held by them for their customers on matters deemed “routine” under applicable rules, even though the brokers have not received voting instructions from their customers.

Brokers, however, may not vote on “non-routine” matters on behalf of their clients in the absence of specific voting instructions.  A broker “non-vote” occurs when a broker’s customer does not provide the broker with voting instructions on “non-routine” matters for shares owned by the customer but held in the name of the broker.  In those instances, the broker cannot vote the uninstructed shares and reports the number of such shares as “non-votes.”

The election of directors is considered a “non-routine” matter. Accordingly, a broker may not vote on this proposal without instructions from its customer and broker “non-votes” may occur with respect to this proposal.   The proposal to ratify the appointment of the Company’s independent registered public accounting firm qualifies as a “routine” matter.  Your broker, therefore, may vote your shares in its discretion if you do not provide instructions on how to vote on this routine matter.

Can I attend the meeting and vote my shares in person?

Yes.  All shareholders are invited to attend the Annual Meeting.  Shareholders of record can vote in person at the Annual Meeting.  If your shares are held by a bank, broker, custodian or other nominee and you wish to vote in person at the meeting, you must obtain from the record holder and bring with you a proxy from the record holder issued in your name. The Annual Meeting will be held at the Company’s executive office located at 900 South Shackleford Rd., Suite 401, Little Rock, Arkansas 72211. If you wish to attend the Annual Meeting in person, you may obtain directions to the Company’s executive office by calling (870) 741-7641 or Brenda Jackson at (870) 365-8331.

Can I change my vote or revoke my proxy after I return my proxy card?

Yes.  If you are a shareholder of record, there are three ways you can change your vote or revoke your proxy any time before the proxy is voted.

●

First, you may send a written notice to Mr. John T. Adams, Corporate Secretary, First Federal Bancshares of Arkansas, Inc., P.O. Box 550, Harrison, Arkansas 72602, stating that you would like to revoke your proxy.

●

Second, you may complete and submit a new proxy card with a later date.  Any earlier proxies will be revoked automatically by subsequently submitted proxies. New proxy cards may be obtained over the internet at www.cfpproxy.com/7001.

●	Third, you may attend the Annual Meeting and vote in person. Any earlier proxy will be revoked. However, attending the Annual Meeting without voting in person will not revoke your proxy.

If you have instructed a broker or other nominee to vote your shares, you must follow directions you receive from your broker or other nominee to change your vote.

What constitutes a quorum?

The presence at the Annual Meeting, in person or by proxy, of a majority of the votes entitled to be cast on any matter at the Annual Meeting will constitute a quorum. If a quorum is established, each holder of common stock will be entitled to one vote on each matter to be voted on at the Annual Meeting for each issued and outstanding share of common stock owned on the record date. Proxies received but marked as abstentions and broker “non-votes” will be included in the calculation of the number of votes considered to be present at the meeting and will be counted for quorum purposes.

What are the Board of Directors’ recommendations?

The recommendations of the Board of Directors are set forth under the description of each proposal in this proxy statement.  In summary, the Board of Directors recommends that you vote (i) “FOR” each of the director nominees named herein and (ii) “FOR” the ratification of the appointment of BKD, LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2014.

 What vote is required to approve each item?

With respect to the election of directors, the Company’s Bylaws require that each director be elected by the affirmative vote of a majority of the votes cast at the meeting, either in person or by proxy. In other words, the number of shares voted “for” a director nominee must exceed the number of votes cast “against” that director nominee. You may vote for, against, or abstain from voting for any or all of the director nominees named herein.

If a nominee who is serving as a director is not re-elected, Arkansas law provides that the incumbent director would continue to serve on the Board as a “holdover director.” However, under the Company’s Bylaws, such director must tender his or her resignation to the Board of Directors. In that situation, the Board of Directors would consider whether to accept or reject the tendered resignation and will act on the tendered resignation within 90 days from the date the election results are certified and then publicly disclose its decision. If a non-incumbent nominee fails to receive a majority of votes cast at the annual meeting, such nominee would not serve on the Board as a “holdover director.”

A majority of the votes cast at the Annual Meeting is required to ratify the appointment of BKD, LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2014. You may vote for, against or abstain from voting for this proposal.

Will abstentions and broker “non-votes” have an impact on the proposals contained in this proxy statement?

As discussed above, proxies received but marked as abstentions and broker “non-votes” will be included in the calculation of the number of votes considered to be present at the meeting for quorum purposes. However, neither abstentions nor broker “non-votes” will have an impact on the proposals contained in this proxy statement because they are not considered votes cast for voting purposes.

Who pays the cost for soliciting proxies by the Board of Directors?

The Company will bear the cost of soliciting proxies, including the cost of preparing, printing and mailing the materials in connection with the solicitation of proxies.  The Company will reimburse brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending the proxy materials to the beneficial owners of the Company’s common stock.  In addition to solicitations by mail, officers and regular employees of the Company may, without being additionally compensated, solicit proxies personally and by mail, telephone, facsimile or electronic communication.

Who is Bear State Financial Holdings, LLC?

Bear State Financial Holdings, LLC (“BSF Holdings”) is the Company’s largest shareholder. As of May 13, 2014, BSF Holdings owns 15,600,962 shares of Company common stock and a warrant to purchase 1,079,000 additional shares of Company common stock at an exercise price of $3.00 per share. This represents approximately 79% of the Company’s common stock, assuming full exercise of the warrant.

As a result of its controlling interest in the Company, BSF Holdings is able to determine the Company’s corporate and management policies and determine the outcome of any corporate transaction or other matter submitted to shareholders for approval. Mr. Richard N. Massey, the Chairman of the Board of the Company, is the managing member of BSF Holdings, which provides him with the sole power to vote and dispose of the shares of the Company held by BSF Holdings. Messrs. Scott T. Ford and W. Dabbs Cavin are also members of BSF Holdings. As such, each has an indirect interest in BSF Holdings’ investment in the Company to the extent of their individual pecuniary interests in BSF Holdings.

PENDING TRANSACTION

On July 1, 2013, the Company entered into an Agreement and Plan of Merger (the “Merger Agreement”) with First National Security Company (“FNSC”) of Hot Springs, Arkansas, pursuant to which FNSC will merge with and into the Company (the “Merger”). Pursuant to the Merger Agreement, shareholders of FNSC will receive, in the aggregate, 6,252,400 shares of Company common stock and $74 million in cash in exchange for their shares of FNSC common stock. The total transaction value will depend on the closing price of the Company’s stock on the closing date of the Merger. On March 21, 2014, shareholders of both the Company and FNSC voted to approve the Merger. Consummation of the Merger is subject to certain conditions, including, among others, receipt of all required governmental regulatory approvals. Under the terms of the Merger Agreement, either party may terminate the Merger Agreement if the Merger is not completed by March 31, 2014, provided that either party may extend the termination date for up to 90 days if the closing has not occurred at that time because regulatory approval has not been received. On March 28, 2014, the Company exercised its rights to extend the termination date of the Merger Agreement to June 29, 2014. The Company anticipates that the Merger will be completed in June 2014.

In connection with the Merger, the Company will sell up to 2,531,645 shares of Company common stock at a price per share equal to $7.90 in a private placement (the “Private Placement”) to its principal shareholder BSF Holdings and certain of its members (the “Investors”) (including Richard N. Massey, the Company’s Chairman, and Scott T. Ford, a director of the Company). Additionally, the Company issued warrants (the “Investor Warrants”) to purchase 177,215 shares of common stock on the same terms as in the Private Placement to the Investors in exchange for their respective commitments to backstop the Private Placement. The Investor Warrants were issued on August 13, 2013, have a five year term, and have an exercise price of $7.90 per share, which was the closing stock price for the Company’s common stock on June 28, 2013 and is the price of the Company’s common stock offered in the Private Placement. On August 23, 2013, the Company entered into a subscription agreement with BSF Holdings for the purchase and sale of 2,297,031 shares of common stock. The Company also entered into a registration rights agreement with BSF Holdings, which provided BSF Holdings with customary registration rights with respect to the shares it has agreed to purchase in the Private Placement. The Company intends to utilize the commitments of the Investors to backstop the remaining 234,614 shares to be purchased in the Private Placement. The Company anticipates the closing of the Private Placement will occur immediately prior to the closing of the Merger.

Additionally, in connection with the Merger, the Company anticipates that it will change its name from “First Federal Bancshares of Arkansas, Inc.” to “Bear State Financial, Inc.” and will also change its stock ticker symbol from “FFBH” to “BSF.” Following the name change and ticker symbol change, the Company’s common stock will continue to be traded on the NASDAQ Global Market.

ITEM 1 – ELECTION OF DIRECTORS

The number of directors that serve on the Board of Directors is currently set at nine and may be fixed from time to time by the Board of Directors in the manner provided in the Company’s Bylaws. In accordance with the Company’s Bylaws, directors are elected for a term of one year or until their successors are duly elected and qualified or until their earlier removal, resignation or death.

Director Nominees

Name	Age	Positions Held with the Company	Director of the Company Since

W. Dabbs Cavin	49	Vice Chairman of the Board	2011

K. Aaron Clark	32	Director	2011

Frank Conner	64	Director	2003

Scott T. Ford	51	Director	2011

G. Brock Gearhart	32	Director	2012

John P. Hammerschmidt	92	Director	1996

O. Fitzgerald Hill	50	Director	2011

Richard N. Massey	58	Chairman of the Board	2011

Each of the eight director nominees listed above currently serves as a director of the Company and was recommended by the nominating and corporate governance committee and nominated by the Board of Directors to stand for election at the Annual Meeting. Christopher M. Wewers, who currently serves as a director of the Company, was not nominated for election to the Board at the Annual Meeting. Accordingly, his term of office as a director will end at the Annual Meeting. The decision not to re-nominate Mr. Wewers was made in connection with the Company’s planned organizational restructuring that is anticipated to occur following the merger with FNSC.

Each of the above director nominees was elected to the Board at the 2013 annual meeting of shareholders. In connection with the 2011 initial investment of BSF Holdings in the Company, the Company agreed to nominate Messrs. Massey, Cavin, Ford and Clark (or such other designees as BSF Holdings may designate) to the Board of Directors each year so long as BSF Holdings owns in excess of 33% of the Company’s common stock. There are no other arrangements or understandings between the Company and any person pursuant to which such person has been elected a director.

Additional Director Nominees

Effective upon closing of the merger with FNSC, the Board anticipates that it will increase the size of the Board to appoint Messrs. John H. Hendrix, Ian R. Vaughan and Daniel C. Horton, each former directors and/or executive officers of FNSC and/or its subsidiary banks, to the Board to fill the newly-created vacancies, and appoint Mr. Horton as a Vice Chairman of the Board. Also effective upon the closing of the merger with FNSC, the nominating and corporate governance committee of the Board will recommend and the Board will nominate each of these additional director nominees to stand for election at the Annual Meeting.

The election of these additional director nominees at the Annual Meeting is conditioned upon the closing of the merger with FNSC prior to the Annual Meeting. If the merger has not been consummated at the time of the Annual Meeting, then the board size will remain fixed at nine members, and Messrs. Hendrix, Vaughan and Horton will neither be appointed to the Board nor nominated for election at the Annual Meeting. In such case, proxies and votes submitted in respect of their election will not be counted and will have no effect on the election of directors.

Name	Age	Anticipated Positions with the Company	Director of the Company Since

John H. Hendrix	77	Director	N/A

Daniel C. Horton	73	Vice Chairman of the Board	N/A

Ian R. Vaughan	37	Director	N/A

Vote Required

Pursuant to the Company’s Bylaws, directors are elected by a majority of the votes cast by the shares entitled to vote in the election of directors at a meeting at which a quorum is present. Each nominee who receives more votes cast “for” than “against” his or her election at the Annual Meeting will be elected as a director. Shareholders of the Company are not permitted to cumulate their votes for the election of directors.

Unless contrary instructions are given, shares represented by proxies solicited by the Board of Directors will be voted for the election of each of the nominees to the Board of Directors.  If the person named as nominee should be unable or unwilling to stand for election at the time of the Annual Meeting, proxies will be voted for a replacement nominee designated by the Board of Directors or, in the event no such designation is made, proxies will be voted for a lesser number of nominees. At this time, the Board knows of no reason why the nominees listed above may not be able to serve as a director if elected.  Ages of the nominees are reflected as of May 13, 2014. Proxies cannot be voted for a greater number of persons than the nominees named herein.

Board Recommendation

The Board of Directors recommends that you vote “FOR” the election of each of the director nominees, including the additional director nominees, named above.

INFORMATION REGARDING THE BOARD AND ITS COMMITTEES

Director Nominees

Set forth below is biographical information for each director nominee listed above. The following descriptions also outline the specific experience, qualifications, attributes and skills that qualify each person to serve on the Company’s Board of Directors.

Richard N. Massey. Mr. Massey is Chairman of the Board of Directors of the Company. He has been a member of Westrock Capital Partners, LLC, a private investment partnership (“Westrock”), since January 2009, and is the managing member of BSF Holdings, the Company’s controlling shareholder. From 2006 to 2009, Mr. Massey was Executive Vice President, Chief Strategy Officer and General Counsel of Alltel Corporation, then the fifth largest provider of wireless services in the United States. Prior to joining Alltel, Mr. Massey acted as Managing Director of Stephens Inc., a private investment bank, for 6 years. Mr. Massey is a licensed attorney in the state of Arkansas and has over 25 years of experience as a corporate and securities attorney. Since 2006, Mr. Massey has been a director of Fidelity National Financial, Inc. (“FNF”), a title insurance, mortgage services, specialty insurance and information services company, and Fidelity National Information Systems, Inc. (“FIS”), a global provider of technology and services to the financial services industry. He serves as a member of the compensation committee of FNF, and as chairman of the compensation committee and a member of both the executive and the corporate governance and nominating committees of FIS.

Mr. Massey has an extensive understanding of corporate law, finance and investment banking that he gained through years of experience as a financial and legal advisor to public and private companies. In addition, Mr. Massey, through his affiliation with BSF Holdings, has a substantial personal interest in the Company that aligns his interests with those of the Company’s shareholder base. His professional experience combined with his personal stake in the success of the Company led the Board of Directors to determine that Mr. Massey is qualified to serve on the Company’s Board of Directors and as its Chairman.

W. Dabbs Cavin. Mr. Cavin serves as Chief Financial Officer of Mountaire Corporation and is a member of its board of directors, and he also serves as a Vice Chairman of the Board of Directors of the Company. From 2011 until June 30, 2013, Mr. Cavin served as Chief Executive Officer of the Company and First Federal Bank. He has been active in commercial banking in a variety of executive positions for over 20 years. In 1996, Mr. Cavin was a co-founder and organizer of Pinnacle Bancshares and Pinnacle Bank in Little Rock, Arkansas where he served as executive vice president and chief lending officer while also serving as a member of that bank’s and its holding company’s board of directors. After the 2002 sale of Pinnacle to BancorpSouth, Mr. Cavin became president of the Little Rock market for BancorpSouth until joining Summit Bank as executive vice president. At Summit, Mr. Cavin was responsible for leading its entrance into the Little Rock market as well as working with executive management on corporate strategic initiatives, market expansion, marketing, and business development. In 2006 and 2007, Mr. Cavin moved to Kigali, Rwanda where he launched a for-profit commercial bank with non-profit shareholders led by Opportunity International in an effort to further the economic development of that country. From 2008 until 2011, Mr. Cavin was employed by Mountaire Corporation in a position similar to his present capacity, while also consulting with Summit Bank on strategic issues. Mr. Cavin is also a former regulatory examiner with the Federal Home Loan Bank of Dallas which was the precursor to the Office of Thrift Supervision.

Mr. Cavin has over 20 years of community and commercial banking experience, much of which he acquired as an executive officer or director of various Arkansas-based financial institutions. His understanding of the community banking needs of Arkansas makes him an invaluable asset as a director of the Company. His long and successful career as a bank executive and his intimate knowledge of community banking in Arkansas led the Board of Directors to conclude that Mr. Cavin is qualified to serve on the Company’s Board of Directors.

K. Aaron Clark. Mr. Clark currently serves as Principal of The Stephens Group, LLC, a private, family-owned investment firm, which he joined in 2006. In addition to helping analyze, coordinate and execute The Stephens Group’s investment transactions, Mr. Clark devotes a considerable amount of his time to supporting the firm’s partner companies’ efforts to grow the long-term value of their businesses. Prior to joining The Stephens Group, Mr. Clark was a corporate financial analyst at Stephens, Inc., where he gained experience in detailed financial analysis, modeling and diligence.

Mr. Clark provides a unique perspective to the Board. In addition to his investment banking experience, he brings to the Board a keen understanding and knowledge of partnering with management teams of a wide-range of companies across various industries to assist them in growing the long-term value of their businesses and accomplishing their strategic goals. His professional experience and strong community ties led the Board of Directors to conclude that Mr. Clark is qualified to serve as a director of the Company.

Frank Conner. Mr. Conner served as Vice President, Finance and Accounting and Chief Financial Officer of FedEx Freight East (formerly American Freightways, Inc.) from February 2001 through June 2010.  Mr. Conner previously served as a director of American Freightways from 1989 to February 2001 and held various positions with American Freightways, including serving as Executive Vice President-Finance and Accounting and Chief Financial Officer from November 1995 to February 2001.  Mr. Conner previously served thirteen years with McKesson Service Merchandise in various positions including General Manager and Chief Financial Officer.  Mr. Conner served seven years in public accounting with Peat, Marwick & Mitchell prior to joining McKesson.  Mr. Conner also serves on the board of directors of P.A.M. Transportation Services, Inc. (NASDAQ: PTSI), based in Tontitown, Arkansas.

Mr. Conner brings to the Board of Directors extensive management and business experience including over 26 years of service in senior financial management positions for both private and publicly-traded companies.  He has served on the Company’s and First Federal Bank’s boards of directors since 2003.  He is the Chairman of the Company’s audit committee, qualifies as an audit committee financial expert (as defined by the rules of the Securities and Exchange Commission (“SEC”)) and is a member of the Company’s compensation and nominating and corporate governance committees.  He has extensive experience in performing audits of banking and non-banking publicly-traded companies and has served on the audit and compensation committees of American Freightways Corp. and P.A.M. Transportation Services, Inc.  Additionally, Mr. Conner’s extensive ties to the community, strength of character, mature judgment, familiarity with our business and industry, independence of thought and ability to work collegially with others led the Board of Directors to conclude that Mr. Conner is qualified to serve on the Company’s Board of Directors.

Scott T. Ford. Mr. Ford is a member and chief executive officer of Westrock Group, LLC, a private, family-owned commodities trading firm he founded in 2013. Westrock Group operates Westrock Coffee Company, LLC, a coffee exporter, trader, importer and roaster, and Westrock Trading, LLC, a commodity futures fund and a custom farming and grain trading business. He founded Westrock Coffee Company in 2009 and Westrock Trading in 2011. Mr. Ford has also been a member of Westrock since January 2009. He previously served as President and Chief Executive Officer of Alltel Corporation (a provider of wireless voice and data communications services) from 2002 to 2009, and prior to that, he served as its President and Chief Operating Officer from 1998 to 2002. During Mr. Ford’s tenure with Alltel Corporation, he led the company through several major business transformations, culminating with the sale of the company to Verizon Wireless in 2009. Mr. Ford currently serves on the board of directors of AT&T, Inc.

Mr. Ford’s corporate management experience makes him an invaluable member of the Company’s Board. His proven track record as CEO of a Fortune 200 company, in addition to his expansive experience as a director of public and private companies and charitable organizations, provides him the ability to understand and address the challenges and issues facing the Company. In addition, Mr. Ford, through his affiliation with BSF Holdings, has a substantial personal interest in the Company that aligns his interests with those of the Company’s shareholder base. The Board of Directors believes that Mr. Ford’s extensive management experience, proven leadership capabilities and his personal stake in the success of the Company qualify him to serve on the Board.

G. Brock Gearhart. Mr. Gearhart is President of Greenwood Gearhart Inc., a registered investment advisor located in Fayetteville, Arkansas. Prior to assuming his current role in September 2008, he was a Vice President with Merrill Lynch’s Private Banking and Investment Group in New York City. He is a graduate of the University of Arkansas where he earned a B.S.B.A in Financial Management and Investments and was named Outstanding Student in Finance. He holds the Chartered Financial Analyst (CFA®) designation. Mr. Gearhart is a member of the New York Society of Security Analysts (NYSSA), the CFA Institute, The Consumer Analyst Group of New York (CAGNY) and Europe (CAGE), and the National Association for Business Economists (NABE). He serves on the boards of the Fayetteville Public Library Foundation and The Cancer Challenge.

Mr. Gearhart’s financial expertise and ties to the community led the board of directors to conclude that he is qualified to serve as a director of the Company.

John P. Hammerschmidt.  Mr. Hammerschmidt is the former Chairman of the Board of the Company and the former Senior Chairman for First Federal Bank. He currently serves as Chairman Emeritus of First Federal Bank. He is a former United States Congressman from Arkansas (1967-1993). Mr. Hammerschmidt retired from the United States House of Representatives in 1993. Mr. Hammerschmidt brings to the Board of Directors extensive management and business experience including over 40 years of service on First Federal Bank’s board of directors; 15 years of service on the Company’s Board of Directors; 25 years of service as the President of Hammerschmidt Lumber Co., Inc.; over 16 years of service as a member of the boards of directors of Dillard’s, Inc., Southwestern Energy Co., and the Northwest Arkansas Council, where he served as chairman; 14 years of experience as a member of the board of directors of the Metropolitan Washington Airport Authority; and experience as a member of the board of directors of American Freightways. Additionally, he previously served on the audit committee of the board of directors of Dillard’s, Inc., the audit and compensation committees of the board of directors of Southwestern Energy Co., and the audit and compensation committees of American Freightways. He is a current member of the Company’s compensation and audit committees. Additionally, Mr. Hammerschmidt’s extensive ties to the community, strength of character, mature judgment, familiarity with our business and industry, independence of thought and ability to work collegially with others led the Board of Directors to conclude that Mr. Hammerschmidt is qualified to serve on the Company’s Board of Directors.

O. Fitzgerald Hill. Since 2006, Dr. Hill has served as President of Arkansas Baptist College in Little Rock. During his tenure, Arkansas Baptist College grew from fewer than 200 to more than 1,100 students and raised more than $23 million to update the institution's facilities. From 2010 to 2011, Dr. Hill served on the advisory board of Summit Bank. From 2005 to 2006, Dr. Hill led the Ouachita Baptist Opportunity Fund in Arkadelphia, Arkansas, as its Executive Director. From 2001 to 2005, he served as head football coach of the San Jose State Spartans. Dr. Hill earned a Doctorate of Education degree from the University of Arkansas and has received numerous awards recognizing his leadership on educational and community-development issues at the local, state and national levels. He is also the recipient of the Bronze Star for his service in the United States Armed Forces during Operation Desert Shield and Desert Storm.

Dr. Hill brings a wealth of leadership experience and skills to the Board. This depth of experience, proven success as a leader, and his strong community ties led the Board of Directors to conclude that Dr. Hill is qualified to serve as a director of the Company.

Additional Director Nominees

Set forth below is biographical information for each of the additional director nominees that are expected to stand for election at the Annual Meeting if the merger with FNSC closes prior to the Annual Meeting. The following descriptions also outline the specific experience, qualifications, attributes and skills that qualify each person to serve on the Company’s Board of Directors.

Daniel C. Horton. Since 2005, Mr. Horton has served as Chief Executive Officer and a director of FNSC. Additionally, from 2005 to December 31, 2012, he served as Chief Executive Officer of First National Bank, a subsidiary bank of FNSC. From 2000 until 2005, when First Community Banking Corporation (“FCBC”) was acquired by FNSC, Mr. Horton served as the President and Chief Executive Officer of FCBC and its subsidiary banks. From 1983 to 2000, he was the principal of Horton & Associates, Inc., where he acted as a consultant to community banks on various matters. Mr. Horton’s banking career began in 1973 with First Arkansas Bancstock Corporation (“FABC”), where he served for ten years as executive vice president and chief financial officer and as a member of FABC’s board of directors.

Mr. Horton has over 30 years of community and commercial banking experience, much of which he acquired as an executive officer, director or consultant of various Arkansas-based financial institutions. The Board of Directors believes that Mr. Horton’s community banking experience combined with his intimate knowledge of the markets in which First National Bank operates will make him an integral part of the Company’s Board of Directors following the merger. For these reasons, the Company’s Board of Directors has concluded that Mr. Horton is qualified to serve on the Board should the merger with FNSC close.

John H. Hendrix. Since 1989, Mr. Hendrix has served as the chairman of the board of directors of FNSC. Mr. Hendrix is also the majority shareholder and President of John H. Hendrix Corp., an independent oil and gas producer operating in five states. For the past three decades, Mr. Hendrix has also been an investor in community and commercial banking institutions, including, among others, FNSC and its subsidiary banks and Worthen Banking Corp., at the time the largest bank holding company in Arkansas.

With more than three decades of experience investing in banking institutions, many of which are Arkansas-based, Mr. Hendrix will bring a wealth of knowledge and leadership experience to the Company’s Board of Directors. Combined with his proven business acumen, leadership skills and documented success, the Board of Directors believes Mr. Hendrix will be an invaluable asset as a director of the Company following the merger. In addition, following the merger, it is anticipated that Mr. Hendrix will hold approximately 9.5% of the Company’s outstanding common stock, aligning his interests with those of the Company’s shareholder base. His business experience combined with his personal stake in the success of the Company, following the merger, led the Board of Directors to conclude that Mr. Hendrix is qualified to serve on the Company’s Board of Directors should the merger with FNSC close.

Ian R. Vaughan. Since 2008, Mr. Vaughan has served as the Ranch Operations Manager for John H. Hendrix Corp., managing a 5,000-acre ranch in northern Texas engaged in cattle and hay production. Mr. Vaughan is also a licensed real estate professional affiliated with David Norman Realty Advisors, focusing on the marketing, purchase and sale of farming, ranching and recreational properties in northern Texas and southern Oklahoma. Mr. Vaughan serves as a director of First National Bank.

Through his service as a director of First National Bank, Mr. Vaughan has gained substantial experience in the leadership and management of a community bank, as well as a deep understanding of First National Bank’s operations and the markets in which it operates. The Company’s Board of Directors believes that Mr. Vaughan will provide a unique perspective to the Board through his affiliation with First National Bank, his real estate expertise and his experience as the manager of a major agricultural operation, all of which led the Board of Directors to conclude that Mr. Vaughan is qualified to serve as a director of the Company should the merger with FNSC close.

Director Independence and “Controlled Company”

After reviewing all relevant relationships and considering NASDAQ’s requirements for independence, the Board of Directors concluded that Messrs. Clark, Conner, Ford, Gearhart, Hammerschmidt, and Hill are independent under applicable listing rules. Additionally, the Board has determined that, if appointed to the Board following consummation of the merger with FNSC, Mr. Hendrix and Mr. Vaughan, who is Mr. Hendrix’s stepson, will also qualify as independent directors under applicable listing rules. Other than the relationship between Mr. Hendrix and Mr. Vaughan, no director or executive officer of the Company is related to any other director or executive officer of the Company by blood, marriage or adoption. In making its independence determination, the Board considered all relevant transactions, relationships, or arrangements disclosed in this Proxy Statement under the section titled “Transactions with Certain Related Persons” and the following:

●

Mr. Ford is an investor in BSF Holdings, and both he and Mr. Clark were nominated as directors pursuant to an agreement between the Company and BSF Holdings. The Board does not believe these relationships affect the independence of Messrs. Ford or Clark.

While a majority of our directors are independent, we are not required to have a majority of independent directors on our Board as would otherwise be required under NASDAQ listing rules because the Company qualifies as a “controlled company.” Under applicable NASDAQ rules, if an individual or another entity owns more than 50% of the voting power for the election of directors of a listed company, that company is considered a “controlled company” and is exempt from certain corporate governance requirements, including the requirements to have a board of directors comprised of a majority of independent directors and independent director oversight of such board’s nominating and executive compensation functions. Because BSF Holdings owns more than 50% of the voting power for the election of directors, the Company qualifies as a “controlled company” and therefore relies on the “controlled company” exemption.

Shareholder Nominations

Pursuant to the Company’s Bylaws, shareholders are permitted to nominate directors in accordance with the Company’s advance notice provision contained in Article II, Section 16 of the Bylaws. Article II, Section 16 provides that only business properly brought before an annual meeting of shareholders shall be conducted at such meeting. To be properly brought before an annual meeting, business must be (i) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors, (ii) brought before the meeting by or at the direction of the Board of Directors, or (iii) otherwise properly brought before the meeting by a shareholder. For business to be properly brought before an annual meeting by a shareholder, such proposed business must constitute a proper matter for shareholder actions, which includes the nomination of directors, and the shareholder must have given timely notice thereof in writing to the secretary of the Company. To be timely, a shareholder’s notice must be delivered to or mailed and received at the principal executive offices of the Company, not less than 90 days nor more than 120 days prior to the anniversary date of the immediately preceding annual meeting of shareholders; provided, however, if an annual meeting of shareholders is called for a date that is not within 25 days before or after the anniversary date of the preceding annual meeting, then, in order to be timely, a shareholder’s notice must be received by the Company no later than the close of business on the 10th day following the earlier of the date on which notice of the date of the annual meeting was mailed or public announcement of such date was made. For a shareholder nomination to be timely for purposes of the 2015 annual meeting of shareholders, assuming the date of such annual meeting is within 25 days before or after the one-year anniversary of the 2014 annual meeting of shareholders, the notice of such nomination must be received by the Company’s Corporate Secretary no earlier than February 27, 2015, and no later than March 29, 2015.

Directors’ Attendance at Annual Meetings

Although we do not have a formal policy regarding attendance by members of the Board of Directors at annual meetings of shareholders, we expect that our directors will attend, absent a valid reason for not doing so.  All nine Board members who were Board members at the time of the 2013 annual meeting attended such meeting.

Board Leadership Structure and Role in Risk Oversight

Board of Directors Leadership Structure. The Board of Directors has no fixed policy with respect to the separation of the offices of Chairman of the Board of Directors and Chief Executive Officer. The Board retains the discretion to determine, at any time, whether to combine or separate the positions as it deems to be in the best interests of the Company and its shareholders. The Board currently believes that separating the positions of Chief Executive Officer and Chairman is the best structure for the Company because it improves the ability of the Board of Directors to exercise its oversight role by having a director who is not an officer or member of management to serve in the role of Chairman. However, following the merger with FNSC, the Board anticipates that the roles of Chairman and Chief Executive Officer will be combined and that Mr. Massey will serve in both of those roles. The Board believes that altering the Company’s leadership structure at that time will be beneficial to the Company, which will become a multi-bank holding company following the merger, with three separately-chartered subsidiary banks operating as independent business units. In light of the anticipated changes to the Company’s organizational structure, combining the roles of Chairman and Chief Executive Officer at the Company level will promote strategy development, facilitate information flow between management and the Board, and allow Mr. Massey to be involved in every aspect of leading the Company, while exercising oversight of the management of each of the Company’s subsidiary banks.

The Board believes that maintaining a healthy mix of qualified independent, non-management, and management directors on the Board is an integral part of effective corporate governance and management of the Company. The Board also believes that the current leadership structure strikes an appropriate balance between independent directors, management directors, and directors affiliated with BSF Holdings, the Company’s controlling shareholder, which allows the Board to effectively represent the best interests of the Company’s entire shareholder base.

The Board anticipates that, following the merger with FNSC and the combination of the roles of Chairman and Chief Executive Officer, it will not utilize a lead independent director. However, the independent directors of the Board will continue to be actively involved in the decision-making of the Board and its various committees.

Board of Directors Role in Risk Oversight. Management has the primary responsibility for identifying and managing the risks facing the Company and its subsidiary banks, subject to the oversight of the Board. The Board’s role in the risk oversight process includes receiving regular reports from senior management and internal audit regarding material risk exposure of the Company, including credit, market (including liquidity and interest rate risk), operational, financial, legal and regulatory, strategic and reputational risks. The full Board (or the appropriate committee in the case of risks that are under the purview of a particular committee) receives these reports from the appropriate “risk owner” within the organization to enable the Board or committee, as applicable, to understand our risk identification, risk management and risk mitigation strategies. When a committee receives these reports, the chairman of the relevant committee reports on the discussion to the full Board during the next Board meeting. This enables the Board and its committees to coordinate the risk oversight role, particularly with respect to risk interrelationships.

The Board’s administration of its risk oversight function has not specifically affected the Board’s current leadership structure or proposed leadership structure following the FNSC merger. Instead, when establishing the Board’s leadership structure, risk oversight is one factor among many considered by the Board. The Board believes that the current leadership structure facilitates its role in the risk oversight process of the Company, and does not anticipate that the proposed changes to the current leadership structure following the FNSC merger will have a material effect on its role in risk oversight. If in the future the Board believes that a change in its leadership structure is required to, or potentially could, improve the Board’s risk oversight function, it may make such change as it deems appropriate in its sole discretion.

Committees and Meetings of the Board of Directors of the Company

The Board of Directors of the Company meets on a monthly basis and may have additional special meetings. During the year ended December 31, 2013, the Board of Directors of the Company met fourteen times. No director attended fewer than 75% of the total number of board meetings or committee meetings on which he served that were held during this period.

The Board of Directors of the Company has established an audit committee, a compensation committee, and a nominating and corporate governance committee. Each of the committees has adopted a written charter, all of which are available in the Corporate Governance section of our website at www.ffbh.com.

Audit Committee.  The audit committee engages the Company’s independent registered public accounting firm and reviews with management, the internal auditor and the independent registered public accounting firm the Company’s systems of internal control.  In addition, the committee reviews with the independent registered public accounting firm and management the annual audited financial statements (including the Form 10-K) and the quarterly reports on Form 10-Q and monitors the Company’s adherence to generally accepted accounting principles. The audit committee currently consists of Messrs. Conner (Chairman), Hammerschmidt and Clark, all of whom are independent as determined by the Board of Directors of the Company and as defined in NASDAQ listing rules and SEC regulations.

In accordance with its charter, the audit committee meets a minimum of four times each year.  In 2013 the audit committee met in regular session fourteen times.

The Board of Directors of the Company has determined that Mr. Conner, the Chairman of the audit committee, meets the requirements adopted by the SEC for qualification as an audit committee financial expert.  The identification of a person as an audit committee financial expert does not impose on such person any duties, obligations or liability that are greater than those that are imposed on such person as a member of the audit committee and the Board of Directors in the absence of such identification.  Moreover, the identification of a person as an audit committee financial expert for purposes of the regulations of the SEC does not affect the duties, obligations or liability of any other member of the audit committee or the Board of Directors.  Finally, a person who is determined to be an audit committee financial expert will not be deemed an “expert” for purposes of Section 11 of the Securities Act of 1933.

Compensation Committee. The compensation committee administers the Company’s director and executive compensation programs.  Its primary functions are to oversee the Company’s compensation and benefit plans and policies and to administer its stock benefit plans (including reviewing and approving equity grants to executive officers). As stated above, the Company qualifies as a “controlled company” under applicable NASDAQ listing rules due to the ownership by BSF Holdings of more than 50% of the voting power for the Company’s election of directors. Accordingly, we rely on the “controlled company” exemption from NASDAQ rules that generally require independent director oversight of executive compensation.

The compensation committee consists of Messrs. Scott T. Ford (Chairman), Richard N. Massey, K. Aaron Clark, Frank Conner and John P. Hammerschmidt. There was one meeting of the full compensation committee in 2013.

The compensation committee has historically exercised exclusive authority over the compensation paid to the Company’s President and Chief Executive Officer and has reviewed and approved salary increases and bonuses for the Company’s other executive officers as prepared and submitted to the compensation committee by the President and Chief Executive Officer. As a matter of philosophy, the Company and the compensation committee are committed to creating a compensation structure for executives that is simple and readily comprehensible to investors. The types of compensation we offer our executives remain within the traditional categories: salary, short and long-term incentive compensation (cash bonus and stock-based awards), standard executive benefits, and retirement and severance benefits.

The compensation committee recognizes the importance of maintaining sound principles for the development and administration of compensation and benefit programs, and has taken steps to significantly enhance the compensation committee’s ability to effectively carry out its responsibilities as well as enhance the link between executive pay and performance.

Although the compensation committee does not delegate any of its authority for determining executive compensation, the compensation committee has historically engaged the services of outside advisors, experts and others to assist the compensation committee on an as-needed basis. Additionally, our Chief Executive Officer and Chief Financial Officer each provide input to the compensation committee regarding the Company’s performance, the individual performance of the Company’s executive officers, and such additional information the compensation committee requests on an as-needed basis. The compensation committee, however, exercises complete discretion in making all compensation decisions regarding cash compensation and equity awards for all of the Company’s executive officers.

Nominating and Corporate Governance Committee.  The nominating and corporate governance committee evaluates and makes recommendations to the Board of Directors for the election of directors. As stated above, the Company qualifies as a “controlled company” under applicable NASDAQ listing rules due to the ownership by BSF Holdings of more than 50% of the voting power for the Company’s election of directors. Accordingly, we rely on the “controlled company” exemption from NASDAQ rules that generally require independent director oversight of director nominations.

The nominating and corporate governance committee consists of the entire Board of Directors, with Mr. Massey serving as chairman. The nominating and corporate governance committee met once, during regular board session, in 2013 in connection with the nomination of directors for the 2013 annual meeting.

The nominating and corporate governance committee considers candidates for director suggested by its members, as well as by management and shareholders.  The nominating and corporate governance committee also may solicit prospective nominees identified by it.  A shareholder who desires to recommend a prospective nominee for the board should notify the Company’s Secretary or any member of the nominating and corporate governance committee in writing with supporting material the shareholder considers appropriate.  The nominating and corporate governance committee also considers whether to nominate any person nominated pursuant to the provision of the Company’s governing documents relating to shareholder nominations, which is described in the section above titled “Shareholder Nominations.” The nominating and corporate governance committee has the authority and ability to retain a search firm to identify or evaluate potential nominees if it so desires.

The charter of the nominating and corporate governance committee sets forth certain criteria the committee may consider when recommending individuals for nomination as director including: (i) ensuring that the Board of Directors, as a whole, is diverse and consists of individuals with various and relevant career experience, relevant technical skills, banking industry knowledge and experience, financial expertise (including expertise that could qualify a director as an “audit committee financial expert,” as that term is defined by the rules of the SEC), local or community ties and (ii) minimum individual qualifications, including strength of character, mature judgment, familiarity with our business and industry, independence of thought and an ability to work collegially.  Though neither the Board of Directors nor the nominating and corporate governance committee has a formal policy concerning diversity, the Board of Directors values diversity on the Board, believes diversity should be considered in the director identification and nominating process, and seeks director nominees that have a diverse range of views, backgrounds and leadership and business experience.  The committee also considers the extent to which the candidate would fill a present need on the Board of Directors.

Once the nominating and corporate governance committee has identified a prospective nominee, the committee makes an initial determination as to whether to conduct a full evaluation of the candidate.  This initial determination is based on the information provided to the committee with the recommendation of the prospective candidate, as well as the committee’s own knowledge of the prospective candidate, which may be supplemented by inquiries to the person making the recommendation or others.

CODE OF ETHICS FOR EXECUTIVE OFFICERS AND FINANCIAL PROFESSIONALS

The Board of Directors has adopted a code of ethics for the Company’s executive officers, including the Chief Executive Officer and the Chief Financial Officer, and other financial professionals.  These officers are expected to adhere at all times to this code of ethics. Failure to comply with this code of ethics is a serious offense and will result in appropriate disciplinary action.  We have posted this code of ethics in the Corporate Governance section of our website at www.ffbh.com.

We will disclose on our website at www.ffbh.com, to the extent and in the manner permitted by Item 5.05 of Form 8-K under Section 13 of the Securities Exchange Act of 1934 (the “Exchange Act”), the nature of any amendment to this code of ethics (other than technical, administrative, or other non-substantive amendments), our approval of any material departure from a provision of this code of ethics, and our failure to take action within a reasonable period of time regarding any material departure from a provision of this code of ethics that has been made known to any of the executive officers noted above.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires the Company’s officers and directors, and persons who own more than 10% of the Company’s common stock, to file reports of ownership and changes in ownership with the SEC. Officers, directors and greater than 10% shareholders are required by regulation to furnish the Company with copies of all Section 16(a) forms they file. The Company currently knows of no person, other than BSF Holdings, who owns 10% or more of the Company’s common stock.

Based solely on a review of the copies of such forms furnished to the Company, or written representations from its officers and directors, the Company believes that during, and with respect to, the year ended December 31, 2013, the Company’s officers, directors and BSF Holdings, the sole beneficial owner of more than 10% of the Company’s common stock, satisfied the reporting requirements promulgated under Section 16(a) of the Exchange Act, with the exception of a late filing on Form 4 by John T. Suskie, Jr. reporting one transaction and a late filing on Form 4 by each of BSF Holdings and Richard N. Massey regarding one transaction.

BENEFICIAL OWNERSHIP OF COMMON STOCK BY CERTAIN BENEFICIAL OWNERS AND MANAGEMENT AND RELATED SHAREHOLDER MATTERS

The following table sets forth, as of May 13, 2014, certain information as to the common stock beneficially owned by (i) each person or entity, including any “group” as that term is used in Section 13(d)(3) of the Exchange Act, who or which was known to the Company to be the beneficial owner of more than 5% of the issued and outstanding common stock, (ii) the directors and director nominees of the Company, (iii) the executive officers of the Company named in the Summary Compensation Table below, and (iv) all directors, director nominees and executive officers of the Company as a group.

	Common Stock Beneficially Owned as of May 13, 2014
Name of Beneficial Owner	Number		%

Bear State Financial Holdings, LLC 900 S. Shackleford, Suite 200 Little Rock, Arkansas 72211	16,679,962	(1)	79.0	% (2)

Directors and Nominees:
Richard N. Massey	16,715,405	(3)(4)	79.0	% (5)
W. Dabbs Cavin	78,677		*
K. Aaron Clark	–		–
Frank Conner	15,725	(6)	*
Scott T. Ford	35,443	(4)	–
G. Brock Gearhart	–		–
John P. Hammerschmidt	73,472	(7)	*
O. Fitzgerald Hill	75		*
Christopher M. Wewers	67,091	(8)	*
John H. Hendrix	–	(9)	–
Ian R. Vaughan	–	(10)	–
Daniel C. Horton	–	(11)	–

Certain other executive officers:
John T. Suskie	468	(12)	*
R. Thomas Fritsche, Jr.	201		–

All directors and executive officers of the Company as a group (16 persons)	17,049,077	(3)(13)	80.4	% (14)

*   Represents less than 1% of the outstanding common stock.

(1)	Includes (i) 15,600,962 shares of common stock and (ii) warrants to purchase 1,079,000 shares of common stock.

(2)

Based upon 20,046,031 shares of common stock of the Company issued and outstanding as of May 13, 2014 and 1,079,000 shares of common stock issuable upon exercise of warrants to BSF Holdings within 60 days hereof.

(3)

As managing member of BSF Holdings with voting and dispositive power over the shares of common stock owned by BSF Holdings, Mr. Massey is deemed to be the beneficial owner of all shares of common stock owned by BSF Holdings, for purposes of SEC rules.

(4)	Includes 35,443 shares issuable upon exercise of warrants within 60 days.

(5)

Based upon 20,046,031 shares of common stock of the Company issued and outstanding as of May 13, 2014, 1,079,000 shares of common stock issuable upon exercise of warrants to BSF Holdings within 60 days hereof and 35,443 shares of common stock issuable upon exercise of warrants to Mr. Massey within 60 days.

(6)

Includes 8,370 shares held jointly with Mr. Conner’s child, 387 shares held individually by Mr. Conner’s child and 6,968 shares held jointly by Mr. Conner and his spouse as co-trustees for a trust for their benefit.

(7)	Includes 4,000 shares held by a company owned by Mr. Hammerschmidt.

(8)	Includes 1,234 shares held in Mr. Wewers’ account in the Company’s 401(k) Plan.

(9)

Following consummation of the merger with FNSC, it is anticipated that Mr. Hendrix will own 2,723,796 shares of common stock of the Company, representing approximately 9.5% of the Company’s outstanding shares.

(10)	Following consummation of the merger with FNSC, it is anticipated that Mr. Vaughan will own 12,238 shares of common stock of the Company, representing less than 1% of the Company’s outstanding shares.

(11)	Following consummation of the merger with FNSC, it is anticipated that Mr. Horton will own 116 shares of common stock of the Company, representing less than 1% of the Company’s outstanding shares.

(12)	Includes 468 shares held in Mr. Suskie’s account in the Company’s 401(k) Plan.

(13)

Includes 28,937 shares allocated to the accounts of executive officers as a group in the Company’s 401(k) Plan, 15,000 shares which may be acquired pursuant to the exercise of stock options exercisable within 60 days of the record date of the Annual Meeting, and warrants to purchase 1,149,886 shares of common stock.

(14)

Based upon 20,046,031 shares of common stock of the Company issued and outstanding as of May 13, 2014, 15,000 shares which may be acquired pursuant to the exercise of stock options exercisable within 60 days of the record date of the Annual Meeting, and warrants to purchase 1,149,886 shares of common stock.

TRANSACTIONS WITH CERTAIN RELATED PERSONS

The Company’s Lending Policy requires that all loans made by First Federal Bank to any of the directors or executive officers of the Company or First Federal Bank, or their immediate families or related business interests, be made in the ordinary course of business, on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons. In addition, such loans may not involve more than the normal risk of collectability or present other unfavorable features. Pursuant to the Company’s Lending Policy, loans made to any of the directors or executive officers of the Company or First Federal Bank, or their immediate families or related business interests must be approved in the same manner as are loans for all employees, which require an initial approval by the Regional President or Market Manager in addition to any other committee approvals required for a loan of that type and size. All such loans outstanding have been made by First Federal Bank in accordance with the aforementioned policy.

Except as described above concerning loans made to insiders, once we become aware of a proposed transaction with a related party, it is referred to an executive officer for consideration to determine whether the related party transaction should be allowed. If such executive officer determines that the transaction is permissible, he or she then refers the matter to the audit committee for final approval. The Board of Directors does not have a separate written policy regarding the review and approval of related party transactions, but pursuant to the audit committee charter, which is available in the Corporate Governance section of our website at www.ffbh.com, the proposed transaction will be permitted only if the audit committee determines that it is fair to the Company and approves it or ratifies it after the fact.

The following are the only transactions occurring since the beginning of fiscal year 2013, or that are currently proposed, (i) in which the Company was or is to be a participant, (ii) where the amount involved exceeds $120,000, and (iii) in which the Company’s executive officers, directors, nominees, principal shareholders and other related parties had a direct or indirect material interest:

●     In connection with the Private Placement, the Company issued warrants to purchase 35,443 shares of Company common stock at an exercise price of $7.90 per share to five individual investors in exchange for their commitments to backstop the Private Placement in the event that the Company was unable to cause the Private Placement to be fully subscribed. Two of the individual investors that were issued warrants are Richard N. Massey and Scott T. Ford. Additionally, BSF Holdings subscribed to purchase 2,297,031 shares of Company common stock in the Private Placement at a purchase price of $7.90 per share, or $18.1 million in the aggregate. Pursuant to their “backstop” commitments, Messrs. Massey and Ford will also each purchase approximately 47,000 shares of Company common stock at a purchase price of $7.90 per share, or approximately $371,000. For further information, see “Recent Developments” on page 4.

●     On August 22, 2013, the Company entered into an Aircraft Time Sharing Agreement (the “Aircraft Agreement”), pursuant to which the Company agreed to reimburse Westrock for the costs associated with the use of a Westrock-owned aircraft for Company business. The expenses the Company will reimburse Westrock may include: (a) fuel oil, lubricants and other additives; (b) travel expenses of the crew, including food, lodging, and ground transportation; (c) hangar and tie-down costs away from the aircraft’s base of operation; (d) insurance obtained for the specific flight; (e) landing fees, airport taxes, and similar assessments; (f) customs, foreign permit and similar fees directly related to the flight; (g) in-flight food and beverages; (h) passenger ground transportation; (i) flight planning and weather contract services; and (j) an additional charge equal to one hundred percent (100%) of the expenses listed in subparagraph (a) above. During 2013, the Company incurred approximately $36,000 in costs related to the Aircraft Agreement.

REPORT OF THE AUDIT COMMITTEE

The audit committee has reviewed and discussed the audited consolidated financial statements of the Company with management. The audit committee has discussed with the independent registered public accounting firm the matters required to be discussed by Auditing Standard No. 16. The audit committee has received the written disclosures and the letter from the independent registered public accounting firm required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the audit committee concerning independence, and has discussed with the independent accountant the independent accountant’s independence. Based on the review and discussions referred to above in this report, the audit committee recommended to the Board of Directors that the audited financial statements be included in the Company’s annual report on Form 10-K for the year ended December 31, 2013 for filing with the SEC.

Members of the Audit Committee

Frank Conner, Chairman
John P. Hammerschmidt
K. Aaron Clark

ITEM 2 – RATIFICATION OF APPOINTMENT OF AUDITORS

The audit committee of the Company appointed BKD, LLP (“BKD”) to serve as the Company’s independent registered public accounting firm for the year ending December 31, 2014, and further directed that the selection of the independent registered public accounting firm be submitted for ratification by the shareholders at the Annual Meeting. Shareholders are asked to ratify the appointment of BKD at the Annual Meeting. Representatives of BKD are expected to be present at the Annual Meeting, will have an opportunity to make a statement if they desire to do so, and are expected to be available to respond to appropriate questions from shareholders.

Accounting Fees and Services

The following table sets forth the aggregate fees paid by us to BKD for professional services rendered in connection with the audit of the Company’s consolidated financial statements for 2013 and 2012.

	BKD, LLP
	2013	2012
Audit fees (1)	$195,000	$307,268
Audit-related fees (2)	75,503	9,447
Tax Fees	—	—
All other fees	—	—
Total	$273,503	$316,715

(1)

Audit fees consist of fees incurred in connection with the audit of our annual financial statements and the review of the interim financial statements included in our quarterly reports filed with the SEC.

(2)	Audit-related fees include audit fees related to the Company’s various SEC registration statements paid to BKD. No other fees were paid to BKD in 2013 or 2012.

Since May 6, 2003, the effective date of SEC rules stating that an auditor is not independent of an audit client if the services it provides to the client are not appropriately approved, each new engagement of an independent registered public accounting firm has been approved in advance by the audit committee in accordance with SEC rules. The audit committee selects the Company’s independent registered public accounting firm and separately pre-approves all audit services to be provided by it to the Company.  The audit committee also reviews and separately pre-approves all audit-related, tax and all other services rendered by our independent registered public accounting firm in accordance with the audit committee’s charter and policy on pre-approval of audit-related, tax and other services.  In its review of these services and related fees and terms, the audit committee considers, among other things, the possible effect of the performance of such services on the independence of our independent registered public accounting firm.

None of the services described above were approved pursuant to the de minimis exception provided in Rule 2-01(c)(7)(i)(C) of Regulation S-X promulgated by the SEC.

Vote Required

Approval of the ratification of the appointment of BKD as the Company’s independent registered public accounting firm for the year ending December 31, 2013 requires the affirmative vote of a majority of the votes cast at the meeting. If the appointment of BKD is ratified, the audit committee, in its sole discretion, may change the appointment at any time during the year if it determines that such a change would be in the best interests of the Company and its shareholders. Conversely, if shareholders fail to ratify the appointment, the audit committee will reconsider the appointment.

Board Recommendation

The Board of Directors recommends that you vote “FOR” the ratification of the appointment of BKD as the Company’s independent registered public accounting firm for the year ending December 31, 2014.

EXECUTIVE COMPENSATION

Summary Compensation Table

The following table sets forth a summary of certain information concerning the compensation awarded or paid to our named executive officers for services rendered in all capacities during the last fiscal year. For fiscal 2013, our named executive officers were: (i) Christopher M. Wewers, President and Chief Executive Officer; (ii) W. Dabbs Cavin, former Chief Executive Officer; (iii) John T. Suskie, Chief Lending Officer; and (iv) R. Thomas Fritsche, Jr., Chief Credit Officer.

Name and Principal Position	Year	Salary(1)	Bonus	Stock Awards(2)	Option Awards(2)	Non-Equity Incentive Plan Compensation (3)	Nonqualified Deferred Compensation Earnings	All Other Compensation		Total

Christopher M. Wewers,	2013	$233,905	$—	$254,400	$—	$20,000	$—	$—		$508,305
President and Chief	2012	$220,000	$—	$—	$—	$20,000	$—	$8,000	(4)	$248,000
Executive Officer

W. Dabbs Cavin,	2013	$137,012	$—	$78,480	$—	$—	$—	$11,880	(5)	$227,372
Vice Chairman of the Board	2012	$235,000	$—	$—	$—	$20,000	$—	$8,000	(4)	$263,000
(former Chief Executive
Officer)

John T. Suskie	2013	$190,500	$—	$48,950	$—	$—	$—	$—		$239,450
Executive Vice President	2012	$15,387	$—	$—	$128,700	$—	$—	$—		$144,087
and Chief Lending Officer

R. Thomas Fritsche, Jr.	2013	$200,000	$—	$9,750	$—	$10,000	$—	$—		$219,750
Executive Vice President	2012	$200,000	$—	$—	$—	$7,000	$—	$8,000	(4)	$215,000
and Chief Credit Officer

(1)

We periodically review, and may increase, base salaries in accordance with the Company’s normal annual compensation review for each of our named executive officers.  Annual base salaries as of December 31, 2013 were $250,000, $24,000, $190,500 and $200,000 for Mr. Wewers, Mr. Cavin, Mr. Suskie and Mr. Fritsche, respectively.

(2)

Stock and option awards are based on the grant date fair values and are calculated utilizing the provisions of Accounting Standards Codification 718 “Compensation- Stock Compensation.” See Note 13 to the consolidated financial statements of the Company contained in Item 8 of the Company’s Annual Report on Form 10-K for the year ended December 31, 2013 for further information regarding assumptions underlying valuation of equity awards.

(3)

Payments of bonuses for 2012 and 2013 were made in accordance with performance goals, which consisted of the attainment of required minimum core earnings by the Company for the year ended December 31, 2012 and the attainment of required minimum asset quality ratios as of December 31, 2013.

(4)	BSF Holdings paid the named executive officers bonuses in 2012 for service to the Company and First Federal Bank.

(5)	Mr. Cavin received $11,880 in director fees during 2013.

Outstanding Equity Awards At Fiscal Year-End

The following table sets forth outstanding equity awards of the named executive officers as of December 31, 2013.

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (#)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Christopher M. Wewers	—	—	—	—	—	31,200(3)	$271,440	—	—
W. Dabbs Cavin	—	—	—	—	—	8,200(4)	$71,340	—	—
John T. Suskie	—	32,500(1)	—	$8.99	11/28/2019	5,000(5)	$43,500	—	—
R. Thomas Fritsche, Jr.	—	32,500(2)	—	$5.35	10/26/2018	1,000(6)	$8,700	—	—

(1)	Granted November 28, 2012, and assuming continued employment, exercisable 60% on November 28, 2015, 20% on November 28, 2016 and 20% on November 28, 2017.

(2)	Granted October 26, 2011, and assuming continued employment, exercisable 60% on October 26, 2014, 20% on October 26, 2015, and 20% on October 26, 2016.

(3)

1,200 units granted on February 20, 2013 and 30,000 units granted on June 30, 2013. Assuming continued employment, 400 units will vest on February 20, 2014, 400 units will vest on February 20, 2015, 400 units will vest on February 20, 2016 and 30,000 units will vest on June 30, 2020.

(4)

1,200 units granted on February 20, 2013 and 7,000 units granted on July 19, 2013. Assuming continued service to the Company, 400 units will vest on February 20, 2014, 400 units will vest on February 20, 2015, 400 units will vest on February 20, 2016 and 7,000 units will vest on July 19, 2016.

(5)	Granted on June 10, 2013, and assuming continued employment, all units will vest on June 10, 2016.

(6)	Granted on February 20, 2013, and assuming continued employment, the units will vest ratably over three years.

401(k) Plan

The Company has established a 401(k) Plan whereby substantially all employees may participate in the plan.  Employees may contribute up to 75% of their salary subject to certain limits based on federal tax laws.  The Company may make matching contributions. During the year ended December 31, 2013, the Company made no matching contributions to the 401(k) Plan. Effective January 1, 2014, the Company began matching the first 2% of employee contributions.

Director Compensation

Members of the board of directors of First Federal Bank receive $1,440 per month.  Members of the Board of Directors of the Company receive $540 per month.  Due to his tenure, Mr. Hammerschmidt, director of the First Federal Bank board of directors since 1966, receives an additional $180 per month for his service on the First Federal Bank board of directors and an additional $90 per month for his service on the Company Board of Directors. Directors of First Federal Bank and the Company receive the normal monthly payment regardless of attendance at board meetings.  Members of the respective board serving on a committee of such board do not receive any additional compensation for serving on such committee. Members of the boards of directors who are officers of the Company or First Federal Bank do not receive additional compensation for serving as directors.

The following table sets forth information concerning compensation paid or accrued by the Company and First Federal Bank to each non-officer member of the board of directors during the year ended December 31, 2013.

Name	Fees Earned or Paid in Cash	Stock Awards	Option Awards	All Other Compensation	Total
Richard N. Massey	$23,760	$—	$—	$—	$23,760
K. Aaron Clark	$23,760	$—	$—	$—	$23,760
Frank Conner	$23,760	$—	$—	$—	$23,760
Scott T. Ford	$23,760	$—	$—	$—	$23,760
G. Brock Gearhart	$23,760	$—	$—	$—	$23,760
John P. Hammerschmidt	$27,000	$—	$—	$3,213	$30,213
O. Fitzgerald Hill	$23,760	$—	$—	$—	$23,760

SHAREHOLDER PROPOSALS

Any proposal which a shareholder wishes to have included in the proxy materials of the Company relating to the 2015 annual meeting of shareholders of the Company must be received at the principal executive offices of the Company, P.O. Box 550, Harrison, Arkansas 72602 Attention: John T. Adams, Secretary, no later than January 28, 2015.  If such proposal is in compliance with all of the requirements of Rule 14a-8 under the Exchange Act, it will be included in the proxy statement and set forth on the form of proxy issued for such annual meeting of shareholders.  It is urged that any such proposal be sent by certified mail, return receipt requested. If we change our 2015 annual meeting date to a date more than 30 days from the one-year anniversary date of the 2014 Annual Meeting, then the deadline referred to in this paragraph will be changed to a reasonable time before we print and mail proxy materials.  If we change the date of our 2015 annual meeting in a manner that alters the submission deadline under Rule 14a-8, we will so state under Part II - Item 5 of the first quarterly report on Form 10-Q filed with the SEC after the date change or will notify the Company’s shareholders by another reasonable method.

Article II, Section 16 of the Company’s Bylaws sets forth the process by which shareholder proposals which are not submitted for inclusion in the Company’s proxy materials pursuant to Rule 14a-8 under the Exchange Act may be brought before an annual meeting. Article II, Section 16 provides that only business properly brought before an annual meeting of shareholders shall be conducted at such meeting. To be properly brought before an annual meeting, business must be (i) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors, (ii) brought before the meeting by or at the direction of the Board of Directors, or (iii) otherwise properly brought before the meeting by a shareholder. For business to be properly brought before an annual meeting by a shareholder, such proposed business must constitute a proper matter for shareholder actions, and the shareholder must have given timely notice thereof in writing to the secretary of the Company. To be timely, a shareholder’s notice must be delivered to or mailed and received at the principal executive offices of the Company, not less than 90 days nor more than 120 days prior to the anniversary date of the immediately preceding annual meeting of shareholders; provided, however, if an annual meeting of shareholders is called for a date that is not within 25 days before or after the anniversary date of the preceding annual meeting, then, in order to be timely, a shareholder’s notice must be received by the Company no later than the close of business on the 10th day following the earlier of the date on which notice of the date of the annual meeting was mailed or public announcement of such date was made. To be timely for purposes of the 2015 annual meeting of shareholders, assuming the date of such annual meeting is within 25 days before or after the one-year anniversary of the 2014 annual meeting of shareholders, the notice must be received by the Company’s Corporate Secretary neither before February 27, 2015, nor after March 29, 2015.

SHAREHOLDER COMMUNICATIONS WITH THE BOARD OF DIRECTORS

The Board of Directors has adopted a process by which shareholders may communicate directly with the Board of Directors, a board committee, a particular group of directors (e.g., the independent directors), or individual members of the Board.  Shareholders who wish to communicate with the Board may do so by sending written communications addressed to the named individual, the committee, the group, or the Board as a whole c/o John T. Adams, Corporate Secretary, First Federal Bancshares of Arkansas, Inc., P.O. Box 550, Harrison, Arkansas 72602. In general, any communication delivered to the Corporate Secretary for forwarding to the Board, a board committee, a particular group of directors or specified Board members will be forwarded in accordance with the shareholder’s instructions. However, the Corporate Secretary reserves the right not to forward any abusive, threatening or otherwise inappropriate materials.

ANNUAL REPORTS

A copy of the Company’s Annual Report to Shareholders for the year ended December 31, 2013 accompanies this proxy statement.  Such annual report is not part of the proxy solicitation materials.

Upon receipt of a written request, the Company will furnish to any shareholder without charge a copy of the Company’s Annual Report on Form 10-K for the year ended December 31, 2013 without exhibits required to be filed under the Exchange Act.  Such written requests should be directed to John T. Adams, Corporate Secretary, First Federal Bancshares of Arkansas, Inc., P.O. Box 550, Harrison, Arkansas 72602.  The Form 10-K is not part of the proxy solicitation materials.

OTHER MATTERS

Each proxy solicited hereby also confers discretionary authority on the proxies named therein to vote the proxy with respect to the election of any person as a director if a nominee is unable to serve or for good cause will not serve, matters incident to the conduct of the meeting, and upon such other matters as may properly come before the Annual Meeting.  Management is not aware of any business that may properly come before the Annual Meeting other than the matters described above in this proxy statement.  However, if any other matters should properly come before the meeting, it is intended that the proxies solicited hereby will be voted with respect to those other matters in accordance with the judgment of the persons voting the proxies.

YOUR VOTE IS IMPORTANT!  WE URGE YOU TO SIGN AND DATE THE ENCLOSED PROXY CARD AND RETURN IT TODAY IN THE ENCLOSED POSTAGE-PAID ENVELOPE.

REVOCABLE PROXY
FIRST FEDERAL BANCSHARES OF ARKANSAS, INC.

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS OF FIRST FEDERAL BANCSHARES OF ARKANSAS, INC. ("COMPANY") FOR USE AT THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON JUNE 27, 2014 AND AT ANY ADJOURMENT THEREOF.

The undersigned, being a shareholder of the Company as of May 13, 2014, hereby authorizes and appoints the Board of Directors of the Company, and any successors thereto as proxies with full powers of substitution, to represent the undersigned at the Annual Meeting of Shareholders of the Company to be held at the Company's executive office located at 900 S. Shackleford Rd., Ste. 401, Little Rock, AR 72211 on Friday, June 27, 2014 at 11:00 a.m., Central Time, and at any adjournment of said meeting, and thereat to act with respect to all votes that the undersigned would be entitled to cast, if then personally present, upon the proposals listed below and described in the Proxy Statement and in their discretion with respect to such other matters as may properly come before the meeting or any adjournment thereof.

Mark here for address change. ☐

____

____

____

Please sign exactly as your name(s) appear(s) on this proxy card. When shares are held by joint owners, both should sign. When signing in a representative capacity, please give title.

PLEASE ACT PROMPTLY, SIGN, DATE & MAIL YOUR PROXY CARD TODAY

THE PROXY STATEMENT AND THE ANNUAL REPORT ARE AVAILABLE AT:

http://www.cfpproxy.com/7001

FOLD HERE – PLEASE DO NOT DETACH – PLEASE ACT PROMPTLY
PLEASE COMPLETE, DATE, SIGN, AND MAIL THIS PROXY CARD IN THE ENCLOSED POSTAGE-PAID ENVELOPE

☒ **PLEASE MARK VOTES AS IN THIS EXAMPLE**

1. Election of Directors
   The Board of Directors' Nominees for a one-year term:

	For	Against	Abstain
W. Dabbs Cavin	☐	☐	☐
K. Aaron Clark	☐	☐	☐
Frank Conner	☐	☐	☐
Scott T. Ford	☐	☐	☐
G. Brock Gearhart	☐	☐	☐
John P. Hammerschmidt	☐	☐	☐
O. Fitzgerald Hill	☐	☐	☐
Richard N. Massey	☐	☐	☐

Election of Additional Directors
The Board of Directors' Additional Nominees for a one year term (the election of these additional directors is conditioned upon the closing of the merger with FNSC prior to the Annual Meeting of Shareholders of the Company):

	For	Against	Abstain
John H. Hendrix	☐	☐	☐
Daniel C. Horton	☐	☐	☐
Ian R. Vaughan	☐	☐	☐

	For	Against	Abstain
2. To ratify the appointment by the Audit Committee of BKD, LLP as the Company's independent registered public accounting firm for the year ending December 31, 2014.	☐	☐	☐

In their discretion, the proxies are authorized to vote with respect to approval of the minutes of the last meeting of shareholders, the election of any person as a director if a nominee is unable to serve or for good cause will not serve, matters incident to the conduct of the meeting, and upon such other matters as may properly come before the meeting.

The Board of Directors recommends that you vote **FOR** the Board of Directors' nominees listed above and **FOR** Proposal 2. Shares of common stock of the Company will be voted as specified. **If no specification is made, shares will be voted for the election of the Board of Directors' nominees and for Proposal 2 and otherwise at the discretion of the proxies including on matters that properly come before the meeting.** This proxy may not be voted for any person who is not a nominee of the Board of Directors of the Company. **This proxy may be revoked at any time before it is exercised.**

The above signed hereby acknowledges receipt of the Notice of the Annual Meeting of Shareholders of First Federal Bancshares of Arkansas, Inc. called for June 27, 2014, a Proxy Statement for the Annual Meeting and the 2013 Annual Report on Form 10-K.

Please be sure to date and sign this proxy card in the box below.

Date

Sign above ——— Co-holder (if any) sign above

When shares are held by joint tenants, both should sign. Executors, administrators, trustees, etc. should give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer.

7001